Exhibit 24

PAINCARE HOLDINGS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of PainCare Holdings, Inc., a Florida corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933 (the “Act”), one or more Registration Statements, amendments, and/or post-effective amendments thereto on Form S-3 for the registration under the Act of shares of common stock, hereby constitutes and appoints Randy Lubinsky and Mark Szporka, and each of them, his true and lawful attorney-in-fact and agent, each with full power to act with or without the other, for him and in his name, place and stead, in any and all capacities, including, without limitation, his capacity as officer, director and/or member of any committee of PainCare Holdings, Inc., or constituted by its Board of Directors, to sign every such Registration Statement and any and all amendments (including post-effective amendments) thereto, with power where appropriate to affix the corporate seal of said corporation thereto and to attest said seal, and to file each of such Registration Statements and each of such amendments with all exhibits thereto, and any and all other documents in connection therewith with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things necessary or appropriate to be done in and about the premises or in connection with such Registration Statements as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereby executed this power as of this 31st day of August, 2004.

/S/ RON RIEWOLD	/S/ MERRILL REUTER
Ron Riewold, President and Director	Merrill Reuter, M.D., Director

/S/ ARTHUR J. HUDSON
Randy Lubinsky, Chief Executive Officer and Director	Arthur J. Hudson, Director

/S/ ROBERT FUSCO
Mark Szporka, Chief Financial Officer and Director	Robert Fusco, Director

/S/ JAY ROSEN	/S/ PETER ROTHBART
Jay Rosen, M.D., Director	Peter Rothbart, M.D., Director